UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

         [X] Preliminary Information Statement

               [ ] Confidential, for Use of the Commission Only
                   (as permitted by Rule 14c-5(d)(2))

               [ ] Definitive Information Statement


                          AMERICAN FIRE RETARDANT CORP.
                          -----------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                Stephen F. Owens
                                ----------------
                      (NAME OF PERSON(S) FILING STATEMENT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] NO FEE REQUIRED

(1)      TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES

(2)      AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11

(4)      PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

(5)      TOTAL FEE PAID

[ ] Fee paid previously with preliminary materials.

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      AMOUNT PREVIOUSLY PAID: -----------------------------------------------

(2)      FORM, SCHEDULE OR REGISTRATION STATEMENT NO.: -------------------------

(3)      FILING PARTY: ---------------------------------------------------------

(4)      DATE FILED: -----------------------------------------------------------





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                          AMERICAN FIRE RETARDANT CORP.
                          9316 Wheatlands Road, Suite C
                            Santee, California 92071
                            Telephone (619) 258-3640


                            ___________________, 2003


To Our Stockholders:

         The purpose of this information statement is to inform the holders of record of shares of our common stock and preferred stock as of the close of business on the record date, February 28, 2003, that our board of directors has recommended, and that a majority of our stockholders intend to vote in favor of articles of amendment to our articles of incorporation which will effect a consolidation of the issued and outstanding capital stock of the Company, including all common shares and preferred shares (the "Shares"), on the basis of one post-consolidation Share for every 200 pre-consolidation Shares.

         We believe that the consolidation is in the best interests of the stockholders because since we have so many shares of common stock outstanding, the market value per share is too low in the perception of prospective investors. It is hoped that the consolidation of the outstanding Shares will assist us in continuing to attract investors in the Company. If the resolution relating to the consolidation is approved by the required majority of our common shares, our stockholders will be required to surrender their current certificates representing pre consolidation common and preferred shares in exchange for certificates representing post consolidation common and preferred shares. Appropriate transmittal forms will be sent to stockholders for this purpose.

         If the amendment is approved by a majority of the total number of shares of common stock and preferred stock issued and outstanding and entitled to vote on the matter, an amendment to our articles of incorporation will be filed by our proper officers.

         We have a consenting stockholder, Stephen F. Owens, our founder, president, and a director, who holds 7,000,000 shares of our common stock and 18,000,000 shares of our preferred stock, who will vote in favor of the proposed amendment to our articles of incorporation. Mr. Owens has the power to pass the proposed amendment without the concurrence of any of our other stockholders. Pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding preferred stock may be convertible into 10 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the preferred stock shall then be convertible. Therefore, Mr. Owens will have the power to vote 187,000,000 shares of the common stock, which number exceeds the total number of the issued and outstanding shares of the common stock on the record date.

         We Are Not Asking for a Proxy and You Are Requested Not to Send Us a Proxy.

         This information statement is being mailed on or about ______, 2003 to all stockholders of record as of February 28, 2003.

         We appreciate your continued interest in American Fire Retardant Corp.

                                                           Very truly yours,

                                                           /s/  Stephen F. Owens

                                                                Stephen F. Owens
                                                                President

                          AMERICAN FIRE RETARDANT CORP.
                          9316 Wheatlands Road, Suite C
                            Santee, California 92071
                            Telephone (619) 258-3640



                              INFORMATION STATEMENT



         This information statement is furnished to the holders of record at the close of business on February 28, 2003, the record date, of the outstanding common stock and preferred stock of American Fire Retardant Corp., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action that a holder of the majority of the votes of our stock intends to take by written consent on _______, 2003, to vote in favor of articles of amendment to our articles of incorporation which will effect a consolidation of the issued and outstanding capital stock of the Company, including all common shares and preferred shares (the "Shares"), on the basis of one post-consolidation Share for every 200 pre-consolidation Shares.

         This information statement will be sent on or about ________, 2003 to our stockholders of record who do not sign the majority written consent described herein.

         Outstanding Stock and Voting Rights. In accordance with our bylaws, our board of directors has fixed the close of business on February 28, 2003 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the proposed amendment to our articles of incorporation requires the affirmative vote of a majority of the shares of our common stock and preferred stock issued and outstanding as of the record date at the time the vote is taken. As of the record date, 167,231,579 shares of the common stock were issued and outstanding and 18,000,000 shares of the preferred stock were issued and outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. Each share of the preferred stock outstanding entitles the holder to one vote on all matters brought before the preferred stockholders and also entitles the preferred stockholder to 10 votes of the common stock on all matters brought before all of the stockholders. The quorum necessary to conduct business of the stockholders consists of a majority of the outstanding shares of the common stock and preferred stock issued and outstanding as of the record date.

         We have a consenting stockholder, Stephen F. Owens, our founder, president, and a director, who holds 7,000,000 shares of our common stock and 18,000,000 shares of our preferred stock, who will vote in favor of the proposed amendment to our articles of incorporation. Mr. Owens has the power to pass the proposed amendment without the concurrence of any of our other stockholders since, pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding preferred stock may be convertible into 10 fully paid and nonassessable shares of our common stock. Moreover, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the preferred stock shall then be convertible. Therefore, Mr. Owens will have the power to vote 187,000,000 shares of the common stock, which number exceeds the total number of the issued and outstanding shares of the common stock.

         Accordingly, we are not asking our stockholders for a proxy and stockholders are requested not to send a proxy.

                                   BACKGROUND

         We were incorporated under the laws of the State of Nevada on January 29, 1998 under the name of American Fire Retardant Corp. Our principal business is fire prevention and fire containment and the development, manufacture and marketing of interior and exterior fire retardant chemicals and products.

Actions by the Directors and Consenting Stockholders

         General. We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

         Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

         Information on Consenting Stockholder. Pursuant to our bylaws and the State of Nevada corporate law, a vote by the holders of at least a majority of our outstanding capital stock is required to effect the action described herein. Information regarding the beneficial ownership of our common stock and preferred stock by management and the board of directors is noted below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of the record date, by:

o Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

o Each person who beneficially owns outstanding shares of our preferred stock;

o        Each of our directors;

o        Each named executive officer; and

o        All directors and officers as a group.

                                                       Common Stock Beneficially
                                                               Owned (2)
                                                             -------------
Name and Address of Beneficial Owner (1)                     Number     Percent
----------------------------------------                   ----------  ---------
Stephen F. Owens (3)......................................  7,000,000      4.190
Raoul L. Carroll (4)......................................    100,000      0.001
Angela M. Raidl (5).......................................    190,000      0.001
                                                           ----------  ---------
  All directors and officers as a group (three persons)...  7,290,000      4.192
                                                           ==========  =========
-------------
(1) Unless otherwise indicated, the address for each of these stockholders is c/o American Fire Retardant Corp. at 9316 Wheatlands Road, Suite C, Santee, California 92071. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of our common stock which he beneficially owns.
(2) Beneficial ownership is determined in accordance with the rules of the SEC. The total number of outstanding shares of the common stock on the record date is 167,231,579, and the total number of outstanding shares of the preferred stock on the record date is 18,000,000.

(3) Mr. Owens is our president, director and a founder. He owns 7,000,000 shares of our common stock and 18,000,000 shares of our preferred stock. Each share of our currently issued and outstanding preferred stock may be convertible into 10 fully paid and nonassessable shares of our common stock. Moreover, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the preferred stock shall then be convertible. Therefore, Mr. Owens will have the power to vote 187,000,000 shares of the common stock, which number exceeds the total number of the issued and outstanding shares of the common stock. There are no other holders of our preferred stock, other than Mr. Owens.
(4)  Mr. Carroll is a director of our company.
(5)  Ms. Raidl is a director of our company.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All such persons have filed all required reports.

Form 10-KSB Annual Report and Other Information

         Our Annual Report on Form 10-KSB for the year ended December 31, 2002 and financial information from our Quarterly Report for the Period Ended March 31, 2003 are incorporated herein by reference.

            SUMMARY OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

         Our board of directors has adopted, subject to the approval of our stockholders, an amendment to our articles of incorporation, a copy of which is attached hereto as Exhibit A. The following description of the amendment is qualified by reference to the full text of the amendment.

         We are asking our stockholders to pass a special resolution authorizing the filing of an amendment to our articles of incorporation consolidating the issued and outstanding common shares and preferred shares, on the basis of one post consolidation common share and preferred share for every 200 pre consolidation common shares and preferred shares. The consolidation would immediately reduce our issued common shares and preferred shares. The post-consolidation Shares will be of the same class and possess the same rights as those Shares presently issued and outstanding. The consolidation would not alter or modify any preemptive right of holders of our Shares to acquire our Shares, which is denied.

Reasons for and Effect of the Amendment

         Our board of directors believes that the consolidation is in the best interests of the stockholders because over the long-term the consolidation will provide us with greater flexibility with respect to future equity financings which will be necessary to develop our business. Furthermore, we believe that the consolidation is in the best interests of the stockholders because due to the fact that we have so many shares of common stock outstanding, the market value per share is too low in the perception of prospective investors. It is hoped that the consolidation of our Shares will assist us in continuing to attract investors in the Company.

Vote Required

         The affirmative vote of a majority of the total number of shares of the common stock and preferred stock is required to approve the amendment.

         The board of directors recommends a vote FOR approval of the amendment.

                                            By Order of the board of directors,

                                            /s/  Stephen F. Owens

                                                 Stephen F. Owens,
                                                 President

                                    Exhibit A
                          Articles of Amendment to the
                 Amended and Restated Articles of Incorporation

                              ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN FIRE RETARDANT CORP.


         Pursuant to the provision of Article 78.207 of the Nevada Revised Statutes, American Fire Retardant Corp., a Nevada corporation (the "Company"), hereby adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

                                    ARTICLE I

         The name of the Company is American Fire Retardant Corp.

                                   ARTICLE II

         The following amendments to the Articles of Incorporation were adopted by the stockholders of the Company on ______________________.

         A. Article III, as previously amended, is hereby further amended to effect a one for 200 stock consolidation of the Company's issued and outstanding shares of Common Stock and Preferred Stock, on the date hereof and immediately before the filing of this Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, by adding the following language as Paragraph 7 of Article III:

               7.   Consolidation.   Simultaneously  with  the  filing  of  this
                    -------------
                    amendment (the "Effective Time"), each 200 shares of Common Stock and Preferred Stock issued and outstanding immediately before the Effective Time (such shares, collectively, the "Old Common Stock" and the "Old Preferred Stock") shall automatically and without any action on the part of the holder thereof, be consolidated and changed into one share of Common Stock and Preferred Stock, as the case may be (such shares, collectively, the "Common Stock" and the "Preferred Stock"). The number of shares of the Common Stock and the Preferred Stock to be issued to each holder of the Old Common Stock and the Old Preferred Stock shall be rounded to the nearest whole share. In lieu of any fractional share to which any such holder would be entitled, the Company shall pay such holder an amount of cash equal to the fair value of such fractional share as of the Effective Time. Each holder of a certificate or certificates that immediately before the Effective Time represented outstanding shares of the Old Common Stock and the Old Preferred Stock (collectively, the "Old Common Certificates" and the "Old Preferred Certificates," as the case may be) shall be entitled to receive, on surrender of the Old Common Certificates and the Old Preferred Certificates to the Company's secretary for cancellation, a certificate or certificates representing the number of shares of the Common Stock (the "Common Certificates") and the number of shares of the Preferred Stock (the "Preferred Certificates") into which and for which the shares of the Old Common Stock and the Old Preferred Stock, formerly represented by the Old Common Certificates and the Old Preferred Certificates so surrendered, are being consolidated under the terms hereof. From and after the Effective Time, the Old Common Certificates and the Old Preferred Certificates shall represent only the right to receive the Common Certificates and the Preferred Certificates pursuant to the provisions hereof. If more than one Old Common Certificate or Old Preferred Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Common Stock or Preferred Stock for which Common Certificates or Preferred Certificates, as the case may be, which shall be issued and shall be computed on the basis of the aggregate number of shares represented by the Old Common Certificates or Old Preferred Certificates so surrendered.

                                   ARTICLE III

         The number of shares of the Common Stock outstanding at the time of such adoption was 167,231,579, and the number of shares of Preferred Stock at the time of such adoption was 18,000,000.

                                   ARTICLE IV

         The number of shares of the Common Stock voted for such amendments was 7,000,000 shares and no shares of the Common Stock voted against such amendments. The number of shares of the Preferred Stock voted for such amendments was 18,000,000 shares and no shares of the Preferred Stock voted against such amendments. However, each share of the Preferred Stock is convertible into ten shares of the Common Stock. The voting rights of the Preferred Stock are such that each share of the Preferred Stock is equal to the same number of shares of the Common Stock into which the Preferred Stock may be converted. Accordingly, each share of the Preferred Stock may be counted as ten shares of the Common Stock for voting purposes. As a result, the 18,000,000 shares of the Preferred Stock are equal to the vote of 180,000,000 shares of the Common Stock.

                                    ARTICLE V

         The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendments shall be affected, is as specified in Article II hereof.


Dated this _____ day of ________________, 2003.

                                                AMERICAN FIRE RETARDANT CORP.



                                                By___________________________
                                                  Stephen F. Owens, President